                             EMPLOYMENT AGREEMENT

  AGREEMENT made and entered into in Falmouth, Massachusetts, between BENTHOS, INC., a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 (the " Company") and JOHN L. COUGHLIN, of 34 Forge Way, Duxbury, Massachusetts 02332 (the "Executive"), effective as of the 8th day of April, 1996.

                              W I T N E S S E T H:

  WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, research, marketing, and others;

  WHEREAS, the Executive possesses useful knowledge and skills and has extensive management experience; and

  WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wants to employ the Executive as the President and Chief Executive Officer of the Company and the Executive wants to accept such employment by the Company;

  NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions and conditions set forth in this Agreement, the Company and the Executive hereby mutually agree as follows:

  1. Employment.  The Company shall employ the Executive and the Executive will
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serve the Company as President and Chief Executive Officer of the Company  upon the terms and conditions provided herein. In the discharge of the duties of the Executive hereunder, the Executive shall report to the Board of Directors of the Company.

  2. Term.  Subject to earlier termination as hereinafter provided, the
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employment of the Executive hereunder shall be for a term of four (4) years, commencing on the effective date hereof, and may be extended or renewed only by a written agreement executed and delivered by the Executive and an expressly authorized representative of the Company. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof".

  3. Capacity and Performance.
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     a.  During the term hereof, the Executive shall serve the Company as the
President and Chief Executive Officer of the Company. In addition and without further compensation, the

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Executive shall serve as a Director of the Company if so elected or appointed from time to time.

     b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company as may be designated from time to time by the Board of Directors of the Company.

     c. During the term hereof, the Executive shall devote the full business time and the best efforts, business judgment, skill and knowledge of the Executive to the advancement of the business and interests of the Company and to the discharge of the duties of the Executive hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental, or academic position during the term of this Agreement, except as may be approved in advance by the Company.

  4. Compensation and Benefits.  As compensation for all services performed by
     -------------------------
the Executive hereunder during the term hereof and subject to the satisfactory performance of the duties and obligations of the Executive to the Company, the compensation and benefits to be earned by the Executive pursuant to this Agreement are as follows:

     a.  Base Salary.    During the term hereof, the Company shall pay the
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Executive a base salary at the rate of One Hundred Forty-four Thousand
($144,000) Dollars per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board of Directors, in its sole discretion. Such base salary, as from time to time adjusted, is hereafter referred to as the "Base Salary".

     b.  Initial Bonus.  In addition to the Base Salary, if the effective date
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of this Agreement  and the actual full time employment of the Executive commences on or before May 1, 1996, and provided that the Executive is employed by the Company on October 1, 1996 and is not in breach of this Agreement, the Executive shall be paid a Twenty Thousand ($20,000) Dollar bonus on October 1, 1996.

     c.  Base Salary and Bonus Adjustments.  On or about October 1, 1996, the
         ---------------------------------
Board of Directors will review the Base Salary and the incentive bonus of the Executive and will make such adjustments as the Board of Directors in its sole discretion determines to be appropriate in light of the performance of the Executive and will provide the Executive with a sufficient level of incentive in pursuit of the goals which are established by the Board of Directors.

     d.  Stock Options.  The Executive will receive a stock option under the
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stock option plan of the Company for Fifty Thousand (50,000) shares of the common stock of the Company in accordance with the form of option agreement attached hereto as Exhibit A which agreement will be executed and delivered by the Company and the Executive on the effective date hereof.

     e.  Other Benefits.  The Executive will be entitled to such annual vacation
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as shall be agreed upon between the Executive and the Board of Directors of the
Company as well as any

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fringe benefits and perquisites that may from time to time be afforded generally to senior executive officers of the Company. Without limiting the generality of the foregoing, the Executive shall be entitled to participate in or receive benefits under any 401(k), pension, employee stock ownership plan, retirement plan, life insurance, health and accident plan or other arrangement made available by the Company now or in the future, generally to the senior executive officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and of the terms of this Agreement.

     f.  Expenses.  The Executive shall be entitled to receive prompt
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reimbursement for all reasonable expenses incurred by the Executive (in accordance with the policies and procedures established from time to time by the Board of Directors of the Company or any Committee thereof) in the performance of the duties of the Executive hereunder, provided such expenses are properly accounted for in accordance with the policies of the Company.

  5. Termination of Employment and Severance Benefits.  Notwithstanding the
     ------------------------------------------------
provisions of Section 2 above, the employment of the Executive hereunder shall terminate prior to the expiration of the term under the following circumstances:

     a.  Death.  In the event of the death of the Executive during the term
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hereof, the employment of the Executive hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the estate of the Executive any earned and unpaid Base Salary and any incentive or bonus compensation that is earned but unpaid, prorated through the date of death of the Executive.

     b.  Disability.  The Company may terminate the employment of the Executive
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hereunder in the event the Executive becomes disabled during the term hereof due to any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the duties and responsibilities of the Executive hereunder on a full time basis, for ninety (90) consecutive days, or for ninety (90) days cumulatively within any twelve (12) month period, or if in the opinion of a duly licensed physician the same is likely to occur. In connection with this Section 5b., at the request of the Company the Executive shall submit to a medical examination by a physician selected by the Company to whom the Executive, or the duly appointed guardian of the Executive, if any, has no reasonable objection. If the Executive shall refuse to submit to such medical examination, then the determination of the Board of Directors on disability shall be conclusive. The Board of Directors may designate another employee to act in the place of the Executive during any period of disability. Notwithstanding any such designation, the Executive shall continue to receive Base Salary in accordance with the provisions of Section 4a. above to the extent permitted by the then applicable benefit plans, until the Executive becomes eligible for disability income benefits under the disability income plan of the Company or the termination of the employment of the Executive, whichever shall first occur. While receiving disability income payments under any disability income plan of the Company, the Executive shall not be entitled to receive any Base Salary but shall continue to participate in Company benefit plans under Section 4e. hereof and the terms of such plans until the termination

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

of the Employment of the Executive. On or before the commencement of the seventh month of the term hereof, the Company will provide the Executive with reasonable long term disability insurance coverage.

     c.  By the Company for Cause.  The Company may terminate the employment of
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the Executive hereunder for cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such cause. The following, as determined by the Board of Directors in its reasonable judgement shall constitute cause for termination:

               i. The failure of the Executive to satisfactorily perform (other than by reason of disability), or material negligence in the performance of, the duties and responsibilities of the Executive to the Company;

               ii. Material breach by the Executive of any provision of this Agreement; or

               iii. Other conduct by the Executive that is materially harmful to the business, interests, or reputation of the Company.

Upon the giving of written notice to the Executive of termination of the employment of the Executive for cause, the Company shall have no further obligation or liability to the Executive, other than for Base Salary and prorated incentive bonus, if any, earned and unpaid at the date of termination.

     d.  By the Company Without Cause.  The Company may terminate this
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Agreement at anytime without cause provided that the Company shall pay the
Executive the severance benefits as provided for in Section 6b. hereof.

     e.  Post-Agreement Employment.  In the event the Executive remains in
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the employ of the Company following the termination of this Agreement, whether by expiration of the term or otherwise, such employment shall be at-will.

  6.   Compensation of Executive Upon Termination.  In the event of the
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termination of the Employment of the Executive hereunder, the Company shall pay the Executive the following:

     a.  Base Salary. If the employment of the Executive is terminated for
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any reason other than disability, then the Company will pay the Executive the
Base Salary and prorated incentive bonus, if any, of the Executive earned through the date of termination. If the employment of the Executive is terminated due to disability of the Executive, then the Executive will be compensated in accordance with the provisions of Section 6b. hereof.

     b.  Severance Pay.  Provided that the Executive satisfies the
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requirements of severance set forth in Section 6c. below, if the Company (i)
terminates the Executive ) because

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of disability pursuant to Section 5b. hereof, (ii) terminates the Executive without cause pursuant to Section 5d. hereof, or (iii) allows this Agreement to expire at the expiration of the term hereof and this Agreement is not supplanted by another agreement and as a result thereof the Company discontinues the employment of the Executive after the expiration of the term hereof (hereinafter sometimes collectively referred to as "Terminating Events" or individually as a "Terminating Event"), then the Company shall pay the Executive severance pay in accordance with the provisions hereof. If the Terminating Event occurs at any time within the first two months of the term hereof, then the Executive will be paid severance pay equal to two months of Base Salary plus 1/3 of the initial bonus set forth in Section 4b. If the Terminating Event occurs after the first two months of the term hereof but prior to the commencement of the seventh month of the term hereof, then the total amount of the severance to be paid to the Executive will be computed as follows: one month of Base Salary and 1/6 of the said initial bonus for each month of the term employed prorated up to the date of termination. If the Terminating Event occurs after the commencement of the seventh month of the term hereof, then the total amount of severance pay to be paid to the Executive will be computed as follows: an amount equal to the immediate preceding six month's Base Salary plus any unpaid incentive or initial bonus earned but unpaid as of the date of termination of the Executive. Acceptance by the Executive of the severance pay shall constitute full settlement of any claim the Executive may assert against the Company, its affiliates, directors, officers, employees or agents.

     c.  Requirements of Severance.  The obligation of the Company to pay
         -------------------------
severance pay to the Executive is contingent upon the Executive executing and delivering, all in form and substance satisfactory to the Company, (i) if the Executive is then a member of the Board of Directors of the Company, a resignation from the Board of Directors of the Company, (ii) a general release of the Company by the Executive, (iii) a resignation as President and Chief Executive Officer of the Company and (iv) satisfactory evidence to the Company that the Executive has returned all property, Confidential Information and Documents of the Company to the Company.

  7.   Confidentiality /Intellectual Property.
       --------------------------------------

     a. The Executive acknowledges that the Company continually develops Confidential Information, as hereinafter defined, that the Executive may develop Confidential Information for the Company and that the Executive may learn of Confidential Information during the course of the employment of the Executive by the Company. The Executive will comply with the policies and procedures of the Company for protecting Confidential Information and shall never disclose to any one (except as required by applicable law or for the proper performance of the duties of the Executive to the Company), or use for the benefit or gain of the Executive, any Confidential Information obtained by the Executive incident to the employment of the Executive by the Company. The Executive understands that this restriction shall continue to apply after the employment of the Executive terminates, regardless of the reason for such termination.

     b.  Documents.  All records, tapes and other media of every kind and
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description

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relating to the business, present or otherwise of the Company and any copies in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive shall safeguard all Documents and shall surrender to the Company at the termination of the employment of the Executive, or at such earlier time or times as the Board of Directors of the Company may specify, all Documents in the possession or control of the Executive.

     c.  Assignment of Intellectual Property.  The Executive shall promptly
         -----------------------------------
and fully disclose all Intellectual Property, as hereinafter defined to the Company. The Executive hereby assigns and agrees to assign to the Company, or as otherwise directed by the Board of Directors, all the right, title and interest of the Executive in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance and confirmation) requested by the Board of Directors to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights, or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for any time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     d.  Definitions.  The following terms shall have the following
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meanings:

                    (i) "Confidential Information" means any and all information of the Company that is not generally known by others with whom the Company competes or conducts business, or with whom the Company may plan to compete or conduct business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company would assist in competition against the Company. Confidential Information includes without limitation such information relating to (a) the development, research, testing, manufacturing, marketing and financial activities of the Company, (b) the Products, as hereinafter defined, (c) the costs, sources of supply, financial performance and strategic plans of the Company, (d) identity and special needs of the customers of the Company and (e) the people and the organizations with whom the Company has business relationships and those relationships. Confidential Information also includes comparable information that the Company has received belonging to others or which was received by the Company with any understanding whatsoever that it would not be disclosed.

                    (ii) "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts, and ideas (Whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off the premises of the Company) during the employment of the Executive, and during the period of one (1) year following the termination of the employment of the Executive, that relate

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

          to either the Products or any prospective activity of the Company.

                    (iii) "Products" mean all products planned, researched , developed, tested, manufactured sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or planned by the Company during the employment of the Executive.

  8.   Non-Competition; Solicitation.
       -----------------------------

     a.  Non-Competition.  The Executive shall not for so long as the
         ----------------
Executive is employed hereunder and for a period of two (2) years thereafter, serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation which, as of the date of termination of employment, is or has plans to be substantially and directly in competition within the United States of America with the Company. It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that the Company shall be entitled to injunctive relief in the enforcement thereof in addition to any other remedy permitted by law. In the event that this Section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Nothing herein contained shall prevent the Executive from holding or investing in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate one (1%) percent of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section.

     b.  Solicitation.   The Executive shall not during the term of this
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Agreement and for a period of two (2) years thereafter, directly or indirectly, either solicit or induce any customers of the Company or its affiliates to patronize any business which competes with that of the Company, or solicit or induce any employees of the Company to leave employment with the Company.

  9.   Enforcement of Covenants.  The Executive acknowledges that the
       ------------------------
Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Executive by Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that such restraints are reasonable in respect to subject matter, length of time, and geographic area. The Executive further acknowledges that, were the Executive to breach any of the covenants contained in Sections 7 and 8 hereof , the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to the Company, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants without posting bond. The Executive and the Company further agree that , in the event that any provision of Sections 7 and 8 hereof shall be determined to be unenforceable by a court of competent jurisdiction by reason of it being extended

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

over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

  10.  Conflicting Agreements.  The Executive hereby represents and warrants
       ----------------------
that the execution of this Agreement and the performance of the obligations of the Executive hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without the consent of such third party.

  11.  Withholding.  All payments made to the Executive by the Company under
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this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

  12.    Assignment.  Neither the Company nor the Executive may make any
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assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other person or entity transfer all or substantially all of its properties or assets to any other Person or entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

  13.  Severability.  If any portion or provision of this Agreement shall to
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any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

  14.  Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party.  The failure of either party to require the performance of any term or obligation of this Agreement, or the waive by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

  15.  Notices.  Any and all notices, requests, demands and other
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communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the last known address of the Executive on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chairman of the Board of Directors, or to such other address as either party may specify by notice to the other.

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

  16.  Entire Agreement.  This Agreement constitutes the entire agreement
       ----------------
between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

  17.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by an expressly authorized representative of the Company who is authorized by a vote of the Board of Directors of the Company to execute such amendment or modification on behalf of the Company.

  18.  Headings.  The headings and captions in this Agreement are for
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convenience only and in no way define or describe the scope or content of any provision of this Agreement.

  19.  Counterparts.  This Agreement may be executed in two or more
       ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

  20.  Governing Law.  This is a Massachusetts contract and shall be
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construed and enforced under and be governed in all respects by the laws of the
Commonwealth of Massachusetts, without regard to the conflict of laws principals thereof.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.


COMPANY:                            BENTHOS, INC.



                                    By: SAMUEL O. RAYMOND
                                    -------------------------------------
                                       Samuel O. Raymond, Chairman of the
                                               Board of Directors



EXECUTIVE:                          JOHN L. COUGHLIN
                                    -------------------------------------------
                                    John L. Coughlin

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